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                                                                       Exhibit 4



         A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF OHIO

NUMBER                                                              SHARES

 3688                                                           CUSIP NO. 319459

                          FIRST CITIZENS BANC CORP.

                                SANDUSKY, OHIO

This Certifies That


is the owner of                                                      Shares
of the Common Capital Stock with a Par Value of Twenty Dollars ($20.00) each of First Citizens Banc Corp., Sandusky, Ohio transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal be hereunto affixed.

this_____________________day of ________________________19_______________

____________________________               ______________________________
    SECRETARY                                   PRESIDENT